UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          May 17, 2011

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:            (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 17, 2011, the stockholders of Health Management Associates, Inc. (the “Company”) voted on the matters described below.

1.

Stockholders elected nine directors, which constitute the Company’s entire Board of Directors. The table below summarizes the number of shares that: (i) voted for the election of each director; (ii) withheld authority to vote for each director; and (iii) represent broker non-votes with respect to each director.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
William J. Schoen	202,144,506	4,184,969	18,814,339
Gary D. Newsome	202,240,867	4,088,608	18,814,339
Kent P. Dauten	201,758,908	4,570,567	18,814,339
Donald E. Kiernan	204,485,026	1,844,449	18,814,339
Robert A. Knox	202,107,788	4,221,687	18,814,339
William E. Mayberry, M.D.	202,085,886	4,243,589	18,814,339
Vicki A. O'Meara	204,618,448	1,711,027	18,814,339
William C. Steere, Jr.	204,616,758	1,712,717	18,814,339
Randolph W. Westerfield, Ph.D.	202,222,390	4,107,085	18,814,339

2.

On an advisory basis, stockholders approved the compensation of the Company’s named executive officers as such information is disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2011, including the Compensation Discussion and Analysis, compensation tables and other narrative disclosures included therein. The table below summarizes the number of shares that voted for, against and abstained from voting on the compensation of the Company’s named executive officers, as well as the number of shares representing broker non-votes with respect to such advisory vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes*

201,929,651	3,991,548	408,276	18,814,339

3.

Stockholders cast advisory votes for their preference regarding the frequency of stockholder advisory votes on the Company’s named executive officer compensation. The table below summarizes the number of shares that (i) voted for an advisory vote regarding such compensation every year, two years and three years and (ii) abstained from voting on this proposal, as well as the number of shares representing broker non-votes with respect to such advisory vote.

Votes For Every Year	Votes For Every Two Years	Votes For Every Three Years	Abstentions	Broker Non-Votes*

183,667,315	90,565	22,169,451	402,144	18,814,339

As a result of the stockholder voting preference on this proposal and a resolution of the Company’s Board of Directors to utilize the frequency that received the highest number of votes cast, the Company will conduct an advisory vote on its named executive officer compensation every year.

4.

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The table below summarizes the number of shares that voted for, against and abstained from voting for the ratification of the selection of Ernst & Young LLP.

Votes For	Votes Against	Abstentions

224,392,896	704,652	46,266

* Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as an election of directors, the advisory vote on the Company’s named executive officer compensation and the advisory vote on the frequency of stockholder advisory votes on such compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: May 18, 2011	By:	/s/ ROBERT E. FARNHAM
Robert E. Farnham Senior Vice President-Finance